Exhibit 99.1

PerkinElmer Announces Financial Results for the Third Quarter of 2021

  Revenue of $1.17 billion; 21% reported growth; 12% organic growth
  GAAP EPS from continuing operations of $1.11; Adjusted EPS of $2.31
  Initiates Fourth Quarter Guidance and Raises Full Year Revenue and Earnings Guidance

WALTHAM, Mass.--(BUSINESS WIRE)--November 2, 2021--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the third quarter ended October 3, 2021.

The Company reported GAAP earnings per share from continuing operations of $1.11, as compared to GAAP earnings per share from continuing operations of $1.57 in the third quarter of 2020. GAAP revenue for the quarter was $1.17 billion, as compared to $964 million in the third quarter of 2020. GAAP operating income from continuing operations for the quarter was $222 million, as compared to $248 million for the same period a year ago. GAAP operating profit margin was 19.0% as a percentage of revenue, as compared to 25.7% in the third quarter of 2020.

Adjusted earnings per share from continuing operations for the quarter was $2.31, as compared to $2.09 in the third quarter of 2020. Adjusted revenue for the quarter was $1.17 billion, as compared to $964 million in the third quarter of 2020. Adjusted operating income from continuing operations for the quarter was $359 million, as compared to $304 million for the same period a year ago. Adjusted operating profit margin was 30.8% as a percentage of adjusted revenue, as compared to 31.6% in the third quarter of 2020.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“I am proud of the team's tireless efforts to proactively respond to and execute for our customers around the world, driving double digit core growth in all major regions during the third quarter,” said Prahlad Singh, president and chief executive officer of PerkinElmer. “Just as importantly, we are embracing new opportunities as we welcome the latest additions to the PerkinElmer family and develop innovative solutions to push the boundaries of what’s possible.”

Financial Overview by Reporting Segment for the Third Quarter

Discovery & Analytical Solutions

  Third quarter 2021 revenue was $513 million, as compared to $424 million for the third quarter of 2020. Reported revenue increased 21% and organic revenue increased 10% as compared to the third quarter of 2020.
  Third quarter 2021 operating income from continuing operations was $7 million, as compared to $43 million for the third quarter of 2020.
  Third quarter 2021 adjusted operating income was $95 million, as compared to $62 million for the third quarter of 2020.

Diagnostics

  Third quarter 2021 revenue was $654 million, as compared to $540 million for the third quarter of 2020. Reported revenue increased 21% and organic revenue increased 13% as compared to the third quarter of 2020.
  Third quarter 2021 operating income from continuing operations was $238 million, as compared to $224 million for the third quarter of 2020.
  Third quarter 2021 adjusted operating income was $287 million, as compared to $260 million for the third quarter of 2020.

Initiates Fourth Quarter Guidance and Raises Full Year 2021 Guidance

For the fourth quarter of 2021, the Company forecasts adjusted revenue of approximately $1.2 billion and adjusted earnings per share of $2.05.

For the full year 2021, the Company now forecasts adjusted revenue of $4.9 billion and adjusted earnings per share of $10.81.

Guidance for the fourth quarter and full year is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from these non-GAAP measures. The timing and amounts of such events and items could be material to the Company’s results prepared in accordance with GAAP.

Conference Call and Webcast Information

The Company will discuss its third quarter 2021 results and its outlook for business trends during a conference call on November 2, 2021 at 5:00 p.m. Eastern Time. A live audio webcast of the call will be available on the Investors section of the Company’s website, www.perkinelmer.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," “estimates”, "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) the effect of the COVID-19 pandemic on our sales and operations; (3) fluctuations in the global economic and political environments; (4) our failure to introduce new products in a timely manner; (5) our ability to execute acquisitions, such as BioLegend, and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (6) our ability to compete effectively; (7) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (8) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (9) disruptions in the supply of raw materials and supplies; (10) our ability to retain key personnel; (11) significant disruption in our information technology systems, or cybercrime; (12) our ability to realize the full value of our intangible assets; (13) our failure to adequately protect our intellectual property; (14) the loss of any of our licenses or licensed rights; (15) the manufacture and sale of products exposing us to product liability claims; (16) our failure to maintain compliance with applicable government regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) the United Kingdom’s withdrawal from the European Union; (21) our ability to obtain future financing; (22) restrictions in our credit agreements; (23) discontinuation or replacement of LIBOR; (24) significant fluctuations in our stock price; (25) reduction or elimination of dividends on our common stock; and (26) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on innovating for a healthier world. The Company reported revenue of approximately $3.8 billion in 2020, has about 15,000 employees serving customers in more than 190 countries, and is a component of the S&P 500 Index. Additional information is available at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	October 3, 2021	October 4, 2020	October 3, 2021	October 4, 2020

Revenue	$1,166,684	$964,025	$3,702,844	$2,428,139

Cost of revenue	534,848	436,580	1,600,668	1,145,327
Selling, general and administrative expenses	339,047	225,249	872,276	654,844
Research and development expenses	68,608	50,131	194,648	148,566
Restructuring and other costs, net	2,211	4,059	13,018	11,075

Operating income from continuing operations	221,970	248,006	1,022,234	468,327

Interest income	(544)	(205)	(1,322)	(662)
Interest expense	43,531	12,057	74,407	37,308
Change in fair value of financial securities	19,365	(35)	(8,566)	(35)
Other (income) expense, net	(2,050)	2,432	(10,492)	(1,557)

Income from continuing operations, before income taxes	161,668	233,757	968,207	433,273

Provision for income taxes	33,883	57,021	215,111	85,609

Income from continuing operations	127,785	176,736	753,096	347,664

Loss on disposition of discontinued operations, before income taxes	-	-	-	-
Provision for income taxes on discontinued operations and dispositions	47	37	123	138

Loss from discontinued operations and dispositions	(47)	(37)	(123)	(138)

Net income	$127,738	$176,699	$752,973	$347,526

Diluted earnings per share:
Income from continuing operations	$1.11	$1.57	$6.65	$3.11

Loss from discontinued operations and dispositions	(0.00)	(0.00)	(0.00)	(0.00)

Net income	$1.11	$1.57	$6.65	$3.10

Weighted average diluted shares of common stock outstanding	115,022	112,292	113,307	111,935

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$1.11	$1.57	$6.65	$3.11
Amortization of intangible assets	0.62	0.44	1.63	1.28
Purchase accounting adjustments	0.09	0.03	0.17	(0.06)
Acquisition and divestiture-related costs	0.63	0.00	0.77	0.07
Change in fair value of financial securities	0.17	(0.00)	(0.08)	(0.00)
Asset impairment	0.03	-	0.03	-
Significant litigation matters and settlements	-	-	-	0.03
Significant environmental matters	-	-	-	0.05
Disposition of businesses and assets, net	(0.02)	-	(0.02)	-
Restructuring and other, net	0.02	0.04	0.11	0.10
Tax on above items	(0.34)	(0.12)	(0.55)	(0.37)
Significant tax items	(0.01)	0.14	0.12	0.14
Adjusted EPS	$2.31	$2.09	$8.84	$4.33

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Nine Months Ended
(In thousands, except percentages)		October 3, 2021	October 4, 2020	October 3, 2021	October 4, 2020

DAS	Reported revenue	$512,879	$423,623	$1,480,317	$1,213,020
	Purchase accounting adjustments	-	-	1,849	-
	Adjusted revenue	512,879	423,623	1,482,166	1,213,020

	Reported operating income from continued operations	7,146	42,689	114,248	110,632
	OP%	1.4%	10.1%	7.7%	9.1%
	Amortization of intangible assets	33,437	17,607	76,929	58,823
	Purchase accounting adjustments	5,673	-	9,322	(11,334)
	Acquisition and divestiture-related costs	47,059	212	61,564	7,045
	Significant litigation matters and settlements	-	-	-	2,399
	Restructuring and other, net	1,624	1,979	9,368	6,733
	Adjusted operating income	94,939	62,487	271,431	174,298
	Adjusted OP%	18.5%	14.8%	18.3%	14.4%

Diagnostics	Reported revenue	653,805	540,402	2,222,527	1,215,119
	Purchase accounting adjustments	199	196	597	588
	Adjusted revenue	654,004	540,598	2,223,124	1,215,707

	Reported operating income from continued operations	237,903	223,819	965,650	413,710
	OP%	36.4%	41.4%	43.4%	34.0%
	Amortization of intangible assets	37,517	31,292	107,743	84,043
	Purchase accounting adjustments	5,107	3,107	9,485	4,872
	Asset impairment	3,868	-	3,868	-
	Acquisition and divestiture-related costs	2,023	18	7,833	323
	Significant litigation matters and settlements	-	-	-	1,245
	Restructuring and other, net	587	2,080	3,650	4,342
	Adjusted operating income	287,005	260,316	1,098,229	508,535
	Adjusted OP%	43.9%	48.2%	49.4%	41.8%

Corporate	Reported operating loss	(23,079)	(18,502)	(57,664)	(56,015)
	Significant environmental matters	-	-	-	5,242
	Adjusted operating loss	(23,079)	(18,502)	(57,664)	(50,773)

Continuing Operations	Reported revenue	$1,166,684	$964,025	$3,702,844	$2,428,139
	Purchase accounting adjustments	199	196	2,446	588
	Adjusted revenue	1,166,883	964,221	3,705,290	2,428,727

	Reported operating income from continued operations	221,970	248,006	1,022,234	468,327
	OP%	19.0%	25.7%	27.6%	19.3%
	Amortization of intangible assets	70,954	48,899	184,672	142,866
	Purchase accounting adjustments	10,780	3,107	18,807	(6,462)
	Acquisition and divestiture-related costs	49,082	230	69,397	7,368
	Asset impairment	3,868	-	3,868	-
	Significant litigation matters and settlements	-	-	-	3,644
	Significant environmental matters	-	-	-	5,242
	Restructuring and other, net	2,211	4,059	13,018	11,075
	Adjusted operating income	$358,865	$304,301	$1,311,996	$632,060
	Adjusted OP%	30.8%	31.6%	35.4%	26.0%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	October 3, 2021	January 3, 2021

Current assets:
Cash and cash equivalents	$487,373	$402,036
Accounts receivable, net	947,805	1,155,109
Inventories	645,419	514,567
Other current assets	170,207	167,208
Total current assets	2,250,804	2,238,920

Property, plant and equipment, net	537,710	368,304
Operating lease right-of-use assets	208,661	207,236
Intangible assets, net	4,160,736	1,365,693
Goodwill	7,420,271	3,447,114
Other assets, net	321,667	333,048
Total assets	$14,899,849	$7,960,315

Current liabilities:
Current portion of long-term debt	$4,485	$380,948
Accounts payable	320,435	327,325
Accrued expenses and other current liabilities	820,109	943,916
Total current liabilities	1,145,029	1,652,189

Long-term debt	5,099,077	1,609,701
Long-term liabilities	1,512,153	774,531
Operating lease liabilities	185,005	188,402
Total liabilities	7,941,264	4,224,823

Total stockholders' equity	6,958,585	3,735,492
Total liabilities and stockholders' equity	$14,899,849	$7,960,315

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	October 3, 2021	October 4, 2020	October 3, 2021	October 4, 2020
	(In thousands)		(In thousands)

Operating activities:
Net income	$127,738	$176,699	$752,973	$347,526
Loss from discontinued operations and dispositions, net of income taxes	47	37	123	138
Income from continuing operations	127,785	176,736	753,096	347,664
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Stock-based compensation	6,597	7,117	18,957	19,770
Restructuring and other, net	2,211	4,059	13,018	11,075
Depreciation and amortization	87,113	62,474	232,935	182,521
Change in fair value of contingent consideration	1,076	2,639	1,553	(8,807)
Amortization of deferred debt financing costs and accretion of discounts	1,500	917	3,224	2,559
Change in fair value of financial securities	19,365	-	(8,566)	-
Amortization of acquired inventory revaluation	9,425	272	14,728	1,757
Loss on disposition of businesses and assets, net	(1,970)	401	(1,970)	886
Asset impairment	3,868	-	3,868	-
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	87,115	(72,007)	242,386	(67,695)
Inventories	(923)	5,773	6,316	(120,934)
Accounts payable	(10,206)	(4,517)	(37,002)	16,391
Accrued expenses and other	(19,161)	27,569	(167,385)	24,893
Net cash provided by operating activities of continuing operations	313,795	211,433	1,075,158	410,080

Investing activities:
Capital expenditures	(32,784)	(20,253)	(67,459)	(57,391)
Purchases of investments	(4,623)	(2,166)	(19,130)	(9,559)
Proceeds from surrender of life insurance policies	-	-	-	131
Proceeds from disposition of businesses and assets	1,460	608	1,460	2,423
Cash paid for acquisitions, net of cash, cash equivalents and restricted cash acquired	(3,264,981)	(712)	(3,967,678)	(3,702)
Net cash used in investing activities of continuing operations	(3,300,928)	(22,523)	(4,052,807)	(68,098)

Financing Activities:
Payments on borrowings	(427,580)	(225,210)	(1,191,125)	(515,210)
Proceeds from borrowings	415,282	69,000	1,144,282	257,000
Proceeds from term loan	500,000	-	500,000	-
Payments of senior debt	-	-	(339,605)	-
Proceeds from sale of senior debt	2,286,239	-	3,086,095	-
Payments of debt financing costs	(22,741)	-	(30,983)	-
Settlement of cash flow hedges	4,477	(7,126)	(1,459)	(2,089)
Net payments on other credit facilities	(905)	(2,088)	(12,731)	(8,124)
Payments for acquisition-related contingent consideration	-	-	-	(5,200)
Proceeds from issuance of common stock under stock plans	8,575	17,454	22,760	27,528
Purchases of common stock	(89)	(159)	(73,013)	(6,829)
Dividends paid	(7,842)	(7,809)	(23,539)	(23,381)
Net cash provided by (used in) financing activities of continuing operations	2,755,416	(155,938)	3,080,682	(276,305)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(5,925)	5,490	(16,584)	832

Net (decrease) increase in cash, cash equivalents, and restricted cash	(237,642)	38,462	86,449	66,509
Cash, cash equivalents, and restricted cash at beginning of period	726,704	219,941	402,613	191,894
Cash, cash equivalents, and restricted cash at end of period	$489,062	$258,403	$489,062	$258,403

Supplemental disclosure of cash flow information:

Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$487,373	$258,293	$487,373	$258,293
Restricted cash included in other current assets	1,689	110	1,689	110
Total cash, cash equivalents and restricted cash	$489,062	$258,403	$489,062	$258,403

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	October 3, 2021		October 4, 2020

Adjusted revenue:
Revenue	$1,166.7		$964.0
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$1,166.9		$964.2

Adjusted gross margin:
Gross margin	$631.8	54.2%	$527.4	54.7%
Amortization of intangible assets	32.1	2.8%	16.7	1.7%
Purchase accounting adjustments	9.6	0.8%	0.5	0.0%
Adjusted gross margin	$673.5	57.7%	$544.6	56.5%

Adjusted SG&A:
SG&A	$339.0	29.1%	$225.2	23.4%
Amortization of intangible assets	(38.9)	-3.3%	(32.2)	-3.3%
Purchase accounting adjustments	(1.2)	-0.1%	(2.6)	-0.3%
Acquisition and divestiture-related costs	(49.1)	-4.2%	(0.2)	0.0%
Asset impairment	(3.9)	-0.3%	-	0.0%
Adjusted SG&A	$246.1	21.1%	$190.2	19.7%

R&D	$68.6	5.9%	$50.1	5.2%

Adjusted operating income:
Operating income	$222.0	19.0%	$248.0	25.7%
Amortization of intangible assets	71.0	6.1%	48.9	5.1%
Purchase accounting adjustments	10.8	0.9%	3.1	0.3%
Acquisition and divestiture-related costs	49.1	4.2%	0.2	0.0%
Asset impairment	3.9	0.3%	-	0.0%
Restructuring and other, net	2.2	0.2%	4.1	0.4%
Adjusted operating income	$358.9	30.8%	$304.3	31.6%

	PKI
	Three Months Ended
	October 3, 2021		October 4, 2020

Adjusted EPS:
GAAP EPS	$1.11		$1.57
Discontinued operations, net of income taxes	(0.00)		(0.00)
GAAP EPS from continuing operations	1.11		1.57
Amortization of intangible assets	0.62		0.44
Purchase accounting adjustments	0.09		0.03
Acquisition and divestiture-related costs	0.63		0.00
Change in fair value of financial securities	0.17		(0.00)
Asset impairment	0.03		-
Disposition of businesses and assets, net	(0.02)		-
Restructuring and other, net	0.02		0.04
Tax on above items	(0.34)		(0.12)
Significant tax items	(0.01)		0.14
Adjusted EPS	$2.31		$2.09

	DAS
	Three Months Ended
	October 3, 2021		October 4, 2020

Adjusted revenue:
Revenue	$512.9		$423.6
Purchase accounting adjustments	-		-
Adjusted revenue	$512.9		$423.6

Adjusted operating income:
Operating income	$7.1	1.4%	$42.7	10.1%
Amortization of intangible assets	33.4	6.5%	17.6	4.2%
Purchase accounting adjustments	5.7	1.1%	-	0.0%
Acquisition and divestiture-related costs	47.1	9.2%	0.2	0.1%
Restructuring and other, net	1.6	0.3%	2.0	0.5%
Adjusted operating income	$94.9	18.5%	$62.5	14.8%

	Diagnostics
	Three Months Ended
	October 3, 2021		October 4, 2020

Adjusted revenue:
Revenue	$653.8		$540.4
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$654.0		$540.6

Adjusted operating income:
Operating income	$237.9	36.4%	$223.8	41.4%
Amortization of intangible assets	37.5	5.7%	31.3	5.8%
Purchase accounting adjustments	5.1	0.8%	3.1	0.6%
Asset impairment	3.9	0.6%	-	0.0%
Acquisition and divestiture-related costs	2.0	0.3%	0.0	0.0%
Restructuring and other, net	0.6	0.1%	2.1	0.4%
Adjusted operating income	$287.0	43.9%	$260.3	48.2%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Nine Months Ended
	October 3, 2021		October 4, 2020

Adjusted revenue:
Revenue	$3,702.8		$2,428.1
Purchase accounting adjustments	2.4		0.6
Adjusted revenue	$3,705.3		$2,428.7

Adjusted gross margin:
Gross margin	$2,102.2	56.8%	$1,282.8	52.8%
Amortization of intangible assets	75.1	2.0%	48.8	2.0%
Purchase accounting adjustments	17.2	0.5%	2.3	0.1%
Adjusted gross margin	$2,194.4	59.2%	$1,333.9	54.9%

Adjusted SG&A:
SG&A	$872.3	23.6%	$654.8	27.0%
Amortization of intangible assets	(109.6)	-3.0%	(94.1)	-3.9%
Purchase accounting adjustments	(1.6)	0.0%	8.8	0.4%
Acquisition and divestiture-related costs	(69.4)	-1.9%	(7.4)	-0.3%
Asset impairment	(3.9)	-0.1%	-	0.0%
Significant litigation matters and settlements	-	0.0%	(3.6)	-0.2%
Significant environmental matters	-	0.0%	(5.2)	-0.2%
Adjusted SG&A	$687.8	18.6%	$553.3	22.8%

R&D	$194.6	5.3%	$148.6	6.1%

Adjusted operating income:
Operating income	$1,022.2	27.6%	$468.3	19.3%
Amortization of intangible assets	184.7	5.0%	142.9	5.9%
Purchase accounting adjustments	18.8	0.5%	(6.5)	-0.3%
Acquisition and divestiture-related costs	69.4	1.9%	7.4	0.3%
Asset impairment	3.9	0.1%	-	0.0%
Significant litigation matters and settlements	-	0.0%	3.6	0.2%
Significant environmental matters	-	0.0%	5.2	0.2%
Restructuring and other, net	13.0	0.4%	11.1	0.5%
Adjusted operating income	$1,312.0	35.4%	$632.1	26.0%

	PKI
	Nine Months Ended
	October 3, 2021		October 4, 2020

Adjusted EPS:
GAAP EPS	$6.65		$3.10
Discontinued operations	(0.00)		(0.00)
GAAP EPS from continuing operations	6.65		3.11
Amortization of intangible assets	1.63		1.28
Purchase accounting adjustments	0.17		(0.06)
Significant litigation matters and settlements	-		0.03
Significant environmental matters	-		0.05
Acquisition and divestiture-related costs	0.77		0.07
Change in fair value of financial securities	(0.08)		(0.00)
Asset impairment	0.03		-
Disposition of businesses and assets, net	(0.02)		-
Restructuring and other, net	0.11		0.10
Tax on above items	(0.55)		(0.37)
Significant tax items	0.12		0.14
Adjusted EPS	$8.84		$4.33

	DAS
	Nine Months Ended
	October 3, 2021		October 4, 2020

Adjusted revenue:
Revenue	$1,480.3		$1,213.0
Purchase accounting adjustments	1.8		-
Adjusted revenue	$1,482.2		$1,213.0

Adjusted operating income:
Operating income	$114.2	7.7%	$110.6	9.1%
Amortization of intangible assets	76.9	5.2%	58.8	4.8%
Purchase accounting adjustments	9.3	0.6%	(11.3)	-0.9%
Acquisition and divestiture-related costs	61.6	4.2%	7.0	0.6%
Significant litigation matters and settlements	-	0.0%	2.4	0.2%
Restructuring and other, net	9.4	0.6%	6.7	0.6%
Adjusted operating income	$271.4	18.3%	$174.3	14.4%

	Diagnostics
	Nine Months Ended
	October 3, 2021		October 4, 2020

Adjusted revenue:
Revenue	$2,222.5		$1,215.1
Purchase accounting adjustments	0.6		0.6
Adjusted revenue	$2,223.1		$1,215.7

Adjusted operating income:
Operating income	$965.7	43.4%	$413.7	34.0%
Amortization of intangible assets	107.7	4.8%	84.0	6.9%
Purchase accounting adjustments	9.5	0.4%	4.9	0.4%
Asset impairment	3.9	0.2%	-	0.0%
Acquisition and divestiture-related costs	7.8	0.4%	0.3	0.0%
Significant litigation matters and settlements	-	0.0%	1.2	0.1%
Restructuring and other, net	3.7	0.2%	4.3	0.4%
Adjusted operating income	$1,098.2	49.4%	$508.5	41.8%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
October 3, 2021
Organic revenue growth:
Reported revenue growth	21%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	8%
Organic revenue growth	12%

DAS
Three Months Ended
October 3, 2021
Organic revenue growth:
Reported revenue growth	21%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	10%
Organic revenue growth	10%

Diagnostics
Three Months Ended
October 3, 2021
Organic revenue growth:
Reported revenue growth	21%
Less: effect of foreign exchange rates	2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	7%
Organic revenue growth	13%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, asset impairments, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, asset impairments, and significant environmental charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in the value of financial securities and debt extinguishment costs.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, asset impairments, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules— accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, interest expense, foreign exchange gains and losses, integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Asset impairments—we incur expense related to asset impairments. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Acceleration of executive compensation—the announced retirement of a senior executive resulted in an acceleration of compensation expense. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs as well as the cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period— we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
  Impact of significant tax events – we exclude the impact of significant tax events, such as the Tax Cuts and Jobs Act of 2017. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events was recorded.
  Changes in value of financial securities—we exclude the impact of changes in the value of financial securities. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, changes in the fair value of financial securities, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and other charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts

Investor Relations:
PerkinElmer, Inc.
Steve Willoughby (781) 663-5677
steve.willoughby@perkinelmer.com

Media Contact:
PerkinElmer, Inc.
Fara Goldberg (781) 663-5699
fara.goldberg@perkinelmer.com